Exhibit 99.1

Allison Transmission Provides Update on 2016 Annual Meeting

Ashe Capital Management Withdraws Director Nomination and Governance Proposals

INDIANAPOLIS, March 15, 2016 /PRNewswire/-- Allison Transmission Holdings Inc. (NYSE: ALSN) (“Allison” or “the Company”) today announced that Ashe Capital Management, LP (“Ashe”), an investment partnership owning 5.9 percent of the outstanding shares of Allison, has withdrawn its director nomination and governance proposals related to the Company’s 2016 Annual Meeting of Stockholders.

Lawrence E. Dewey, Chairman of the Board of Directors and Chief Executive Officer of Allison, said, “We appreciate the active dialogue we have had with Ashe since they first invested in Allison, and are pleased that we now have the support of Ashe at the 2016 Annual Meeting. In announcing three new independent directors and implementing several corporate governance enhancements, the Board carefully considered the views and input from Allison stockholders, including Ashe, and we believe that the interests of Allison and all stockholders are closely aligned. Allison’s Board and management team are committed to maintaining an open and constructive engagement with our stockholders and will continue to take actions to grow the Company and create value.”

William Crowley, co-Founder and Chief Executive Officer of Ashe, said, “We commend the Board of Allison Transmission for adopting these best-in-class governance policies, which are responsive to what we proposed, and for adding two qualified independent directors, and most importantly, nominating another stockholder to the Board. The combination of two long-term stockholders, Greg Spivy and Jamie Star, serving as directors creates a powerful and important alignment between Allison stockholders and the Board. Accordingly, we are withdrawing all proposals and our director nomination for election to the Board at the 2016 Annual Meeting. We believe Allison has the potential to create significant value, and we look forward to continuing to interact closely with the Allison Board and management team.”

The Company’s 2016 Annual Meeting is scheduled for May 12, 2016. Allison’s definitive proxy statement will be mailed in advance of the 2016 Annual Meeting to stockholders of record as of March 28, 2016.

ABOUT ALLISON TRANSMISSION

Allison Transmission (NYSE: ALSN) is the world’s largest manufacturer of fully automatic transmissions for medium- and heavy-duty commercial vehicles and is a leader in hybrid-propulsion systems for city buses. Allison transmissions are used in a variety of applications including refuse, construction, fire, distribution, bus, motorhomes, defense and energy. Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA and employs approximately 2,700 people worldwide. With a market presence in more than 80 countries, Allison has regional headquarters in the Netherlands, China and Brazil with manufacturing facilities in the U.S., Hungary and India. Allison also has approximately 1,400 independent distributor and dealer locations worldwide. For more information, visit www.allisontransmission.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release are forward-looking statements, including all statements regarding future financial results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plans,” “project,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “forecast,” “could,” “potential,” “continue” or the negative of these terms or other similar terms or phrases. Forward-looking statements are not guarantees of future performance and involve known and unknown risks. Factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made include, but are not limited to: risks related to our substantial indebtedness; our participation in markets that are competitive; the highly cyclical industries in which certain of our end users operate; the failure of markets outside North America to increase adoption of fully-automatic transmissions; the concentration of our net sales in our top five customers and the loss of any one of these; future reductions or changes in government subsidies for hybrid vehicles; future reductions or changes in U.S. defense spending; general economic and industry conditions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments and changing customer needs; risks associated with our international operations; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers; and other risks and uncertainties associated with our business described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Important Additional Information and Where You Can Find It

The Company, its directors and certain of its executive officers may be deemed to be participants in a solicitation of proxies from the Company’s stockholders at the 2016 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company, by security holdings or otherwise, is set forth in the Company’s Definitive Proxy Statement for its 2015 Annual Meeting, filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2015 and reports filed by the Company and Form 3s and Form 4s filed by the Company’s executive officers and directors with the SEC after April 2, 2015. These documents are available free of charge at the SEC’s website at www.sec.gov.

The Company will furnish its Definitive Proxy Statement for its 2016 Annual Meeting to each stockholder entitled to vote at the 2016 Annual Meeting, and will file the Definitive Proxy Statement with the SEC. THE COMPANY URGES ITS STOCKHOLDERS TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS OR AMENDMENTS), AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Copies of the Definitive Proxy Statement, any solicitation materials and any other documents filed by the Company with the SEC will be available free of charge at the SEC’s website at www.sec.gov. These documents will also be made available free of charge on the Company’s website at www.allisontransmission.com.

Allison Transmission Contacts:

Melissa Sauer, Executive Director, Corporate Affairs & Communications,

melissa.sauer@allisontransmission.com, 317-242-3855

Joele Frank, Wilkinson Brimmer Katcher

Matthew Sherman / Nick Lamplough / Matthew Gross, 212-355-4449

Ashe Capital Management Contact:

Bill Harker, President, Ashe Capital Management, LP, 201-464-0962